Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

              Name                               State or jurisdiction of incorporation
              ----                               --------------------------------------

       VLT Corporation                                     Texas, USA
       Vicor GmbH                                          Germany
       Vicor International Inc.                            U.S. Virgin Islands
       VICR Securities Corporation                         Massachusetts, USA
       Vicor France SARL                                   France
       Vicor Italy SRL                                     Italy
       Vicor Hong Kong Ltd.                                Hong Kong
       Vicor U.K. Ltd.                                     United Kingdom
       Vicor B.V.                                          Netherlands
       Vicor Development Corporation                       Delaware, USA
              Aegis Power Systems, Inc.                    Delaware, USA
              Mission Power Solutions, Inc.                Delaware, USA
              Northwest Power Integrations, Inc.           Delaware, USA
              Converpower Corporation                      Delaware, USA
              Freedom Power Systems, Inc.                  Delaware, USA




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